UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On December 31, 2007, Coffeyville Resources Refining & Marketing, LLC (“CRRM”), a wholly-owned subsidiary of CVR Energy, Inc. (the “Company”), entered into an Amended and Restated Crude Oil Supply Agreement (the “Agreement”) with J. Aron & Company (“J. Aron”). The Agreement replaces in its entirety the Crude Oil Supply Agreement dated as of December 23, 2005 between CRRM and J. Aron, which was due to expire on December 31, 2007. The Agreement is effective as of December 31, 2007 and has an initial term of one year. The Agreement will also automatically extend for an additional one year term unless either party elects not to extend the Agreement.
     The terms of the Agreement provide that CRRM will obtain all of the crude oil for the Company’s oil refinery through J. Aron, other than crude oil that CRRM acquires in Kansas, Missouri, Oklahoma, Wyoming and all states adjacent thereto. Pursuant to the Agreement, CRRM identifies crude oil and pricing terms that meet its requirements and from time to time notifies J. Aron of sourcing opportunities that CRRM deems acceptable. CRRM and/or J. Aron negotiate the cost of each barrel of crude oil that is purchased from third party crude oil suppliers. J. Aron executes all third party sourcing transactions and provides transportation and other logistical services for the crude oil it delivers to CRRM. CRRM generally pays J. Aron a fixed supply service fee per barrel over the negotiated cost of each barrel of crude oil purchased. In some cases, J. Aron will sell crude oil directly to CRRM without having executed a specific third party sourcing transaction.
     J. Aron is an affiliate of The Goldman Sachs Group, Inc. (“Goldman”). Certain affiliates of Goldman (the “Goldman Funds”) beneficially own approximately 36.1% of the Company’s common stock through their membership interests in Coffeyville Acquisition II LLC, a stockholder of the Company. Pursuant to a stockholders agreement among the Company, Coffeyville Acquisition LLC and Coffeyville Acquisition II LLC, the Goldman Funds designate two members to the Company’s eight-member board of directors.
     Coffeyville Resources, LLC (“CRLLC”), a subsidiary of the Company, is also a party to a series of commodity derivative arrangements (the “Cash Flow Swap”) with J. Aron. The Cash Flow Swap consists of three New York Mercantile Exchange swap agreements whereby if crack spreads fall below a fixed level, J. Aron must pay the difference to CRLLC, and if crack spreads rise above the fixed level, CRLLC must pay the difference to J. Aron. In August 2007, CRLLC entered into several deferral agreements with J. Aron with respect to the Cash Flow Swap which deferred to August 31, 2008 the payment of approximately $123.7 million (plus accrued interest) which CRLLC owed to J. Aron.
Item 9.01.      Financial Statements and Exhibits.
10.1	Amended and Restated Crude Oil Supply Agreement, dated as of December 31, 2007, between J. Aron & Company and Coffeyville Resources Refining & Marketing, LLC (certain portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: January 7, 2008

CVR ENERGY, INC.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Title

10.1	Amended and Restated Crude Oil Supply Agreement, dated as of December 31, 2007, between J. Aron & Company and Coffeyville Resources Refining & Marketing, LLC (certain portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment).